                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                         CINERGY RENOVABLES ARAGON, S.L.

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

     1.-  Cinergy  Renovables  Aragon,  S.L.,  hereinafter  referred to as: "the
     Company"- is a closed company with limited  liability,  organised under the laws of  Spain,  having  its  registered  office  at Paseo  Castellana  23,
     2(degree),  CP 28046,  Madrid,  Spain and  having  its  offices at the same place,  and being  registered in the Mercantile  Register of Madrid on Page
     B-83145052.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the  incorporation  at civil law notary,  officiating  in Madrid on 6
     November 2001.

     3.- According to those Articles of Association of the Company,  the purpose of the Company is the  consultancy,  development,  construction,  operation and/or  ownership of energy  generating  plant,  particularly  wind energy, subject  to  compliance  with the  special  administrative  procedures  and requirements  laid down by law.  The Company  objects  shall  comprise  the holding, acquisition and disposal of immovable property.

     4.- The company can participate in, manage and finance these enterprises.

     5.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register, the directors of the Company are:

          1.  Derek  John  Spencer,  born on 29 May 1941,  married,  of  British nationality, residing at 23 Paseo de la Castellana, 2(degree), Madrid;
          2. Maria del Carmen  Garcia  Arguelles,  adult of age,  Spanish,  with domicile in Paseo de la  Castellana,  23, 2(0),  Madrid and Spanish ID
          number 10.874.842-M;
          3. Francisco Rausell Solari,  adult of age, Spanish,  with domicile in
          Paseo de la Castellana  23,  2(degree),  Madrid and Spanish I.D number
          27.289.321-M.

     6.- The secretary  non-director is Cesar Rodriguez Gonzalez,  of legal age,
     Spanish,  residing  at Paseo de la  Castellana  23,  2(degree),  Madrid and provided with National Identity number 52.611.658-D.

Signed in Madrid on 19 April 2002

Fdo. Cesar Rodriguez Gonzalez
Oviedo Bar Association (Spain), N(0)3.133